UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Windward Three-4th Fl, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, Consolidated Water Co. Ltd. (the "Company") appointed Joseph Pivinski, the Senior Vice President of the Company, as the Chief Financial Officer replacing Brent Santha, who was interim Chief Financial Officer. Mr. Santha will remain with the Company as its Vice President of Finance and Company Secretary.

Mr. Pivinski was appointed Senior Vice President in April 2005. From December 2003 to March 2005, Mr. Pivinski was Managing Director of P&B Associates, CPAs, a financial and business consulting firm. From October 1997 to December 2003, Mr. Pivinski served as Vice President and Chief Financial Officer of Oriole Homes Corp., a publicly traded residential real estate developer. Mr. Pivinski received his MBA in Finance from Fordham University in 1980 and is a Certified Public Accountant.

Under the terms of Mr. Pivinski’s employment agreement, he is entitled to a base salary of $108,750 from April 1, 2005 until December 31, 2005 and thereafter an annual base salary of $145,000, which may be increased at the discretion of the Chief Executive Officer of the Company. In addition, commencing in 2006, Mr. Pivinski will be eligible for an annual performance bonus of up to 25% of his then-current annual base salary, provided that he meets or exceeds annual performance goals agreed to by Mr. Pivinski and the Chief Executive Officer of the Company. The Company will provide Mr. Pivinski with a motor vehicle and pay for all related expenses. On or before September 30 of each year during the term of the employment agreement, the Chief Executive Officer will determine whether to extend the term, and if the agreement is extended, the term will continue for two years from January 1 of the next following year. If the Chief Executive Officer of the Company determines not to extend the employment agreement, the term of the agreement will expire on December 31 of the following year, and the Company will pay Mr. Pivinski, by no later than December 31 of the current year, his total unearned remuneration in a lump sum for the remainder of his then-current term. The employment agreement may be terminated for cause (as defined in the agreement) and contains certain non-competition and confidentiality provisions. The Company has also entered into an indemnification agreement with Mr. Pivinski.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. - Title
99.1 - Engagement Agreement dated April 1, 2005 between Consolidated Water Co. Ltd. and Joseph Pivinski (incorporated by reference from Exhibit 10.34 to the Annual Report of Consolidated Water Co. Ltd. on Form 10-K for the fiscal year ended December 31, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

June 3, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer